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                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                              EXABYTE CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (4)  Date Filed:

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[EXABYTE LOGO]

April 12, 2002

RE: ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

Dear Stockholder:

     Enclosed is a notice of our annual meeting of stockholders on May 7, 2002 and a proxy statement for that meeting. Information on submitting your proxy is contained in both the notice and the proxy statement. Please vote as soon as possible. The quickest way to vote is by phone or internet.

     One matter to be considered at the 2002 annual meeting is the election of directors. A class of two directors has a term ending in 2002. We will elect two directors in the class to hold office until the 2005 annual meeting.

     Currently, the board of directors consists of seven directors. We have in place six directors, with one vacancy. The proxies will not be voted for any nominee for the vacant position on the board. Filling the vacancy requires either action by the board of directors or the affirmative vote of a majority of the voting power of all outstanding shares, and we do not plan to consider the vacancy at the 2002 annual meeting. The board of directors intends to employ a new chief executive officer at a later time and to elect that new chief executive officer to the vacant position on the board.

     In order to raise additional funds, we are considering a non-public offering of Series I Preferred Stock (the "Series I") to certain potential investors. We currently contemplate that one of the investors will be a Meritage entity. On April 11, 2002 the board appointed an independent committee to consider and negotiate the terms of the Series I. We also contemplate that the Series I, if and when concluded, would be a senior security and that the Series I holders would have the authority to designate one person to be elected to the board, which would result in an increase in the board to a total of eight directors. If the Series I offering closes, the board would increase the number of directors on the board and fill the newly created directorship in accordance with the terms of the Series I. The negotiations pertaining to the Series I are in a preliminary stage, and the outcome of such negotiations, including the completion and timing of the Series I, is uncertain at this time.


                              Very truly yours,



                              A. LAURENCE JONES
                              Non-Executive Chairman of the Board